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                                                                     Exhibit 5.1





                 [Letterhead of Sonnenschein Nath & Rosenthal]



     June 11, 2001


Insight Communications Company, Inc.
810 Seventh Avenue
New York, New York 10019

     Re:  Registration Statement on Form S-3
     Under the Securities Act of 1933
     --------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Insight Communications Company, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 5,000,000 shares of Class A common stock, par value $.01 per share, of the Company (the "Class A Shares") all of which have been included in the Registration Statement for the account of the person identified therein as the Selling Stockholder. This opinion is being delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     In that connection, we have examined the Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Class A Shares and such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

     In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by use and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that the Class A Shares have been duly and validly authorized and issued and are fully paid and non-assessable.
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Insight Communications Company, Inc.
June 11, 2001
Page 2



     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              SONNENSCHEIN NATH & ROSENTHAL

                              By:  /s/ Ira Roxland
                                   ---------------
                                    A Member of the Firm

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